Exhibit 10.19

EMBARK TRUCKS INC.

424 Townsend St, San Francisco, CA

May 9, 2018

Brandon Moak

Dear Brandon:

Embark Trucks Inc., a Delaware corporation (the “Company”), is pleased to confirm your employment with the Company on the terms described below.

1.            Position. You will continue in a full-time position as Chief Technology Officer. By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company.

2.            Base Salary. You will continue to be paid a salary at the rate of $100,000 per year, which will be paid in accordance with the Company’s standard payroll policies and subject to applicable withholdings and other required deductions.

3.            Employee Benefits. As a regular employee of the Company, you will be eligible to participate in those Company-sponsored benefits generally made available to all full-time employees. Including health, vision and dental insurance for you and your dependents (spouse and children), catered lunch and dinner, and our kitchen stocked with breakfast and snacks. Notwithstanding the foregoing, the Company reserves the right to modify job titles and salaries and to modify or terminate benefits from time to time as it deems necessary or appropriate.

4.            Confidential Information and Invention Assignment Agreement. You will continue to comply with, and be bound by, the Confidential Information and Invention Assignment (the “Confidentiality Agreement”) that you previously entered into with the

Company, which will remain in full force and effect.

5.            Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause or notice. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you the Company’s Chief Executive Officer.

6.            Outside Activities. While you render services to the Company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company.

7.            Taxes, Withholding and Required Deductions. All forms of compensation referred to in this letter are subject to all applicable taxes, withholding and any other deductions required by applicable law.

8.            Miscellaneous.

(a)        Governing Law. The validity, interpretation, construction and performance of this letter, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of state of California, without giving effect to principles of conflicts of law.

(b)        Entire Agreement. This letter, together with the Confidentiality Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)        Counterparts. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

(d)        Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to you by applicable securities law or any other law or the Company’s Certificate of Incorporation or

Bylaws by email or any other electronic means. You hereby consent to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows]

Please sign and date the enclosed duplicate original of this letter and return them to me.

Very truly yours,

EMBARK TRUCKS INC.

/s/ Alex Rodrigues
Alex Rodrigues, CEO

ACCEPTED AND AGREED:

BRANDON MOAK

/s/ Brandon Moak
(Signature)

5/9/2018 3:27:07 PM PDT
Date